Exhibit 99.1
AMENDMENT NO. 1
TO PROFESSIONAL CONSULTING AGREEMENT
     WHEREBY, Graham Corporation (the “Company”) and J. Ronald Hansen (“Consultant”) desire to amend that certain Professional Consulting Agreement made and executed as of the 2d day of July 2008 (the “Consulting Agreement”), to the extent specifically set forth below.
     NOW, THEREFORE, in consideration of the foregoing recital and the mutual covenants and agreements contained in this Agreement and in the Consulting Agreement, the Company and the Consultant agree as follows:
     1. Section 1 of the Consulting Agreement is hereby amended in its entirety to read as follows:
     “1. Term and Termination. This Agreement and the Consultant’s engagement shall be from August 1, 2008 through April 30, 2009 (the “Term”). Thereafter, this Agreement shall automatically terminate, except as specifically set forth herein.”
     2. All provisions contained in the Consulting Agreement not specifically modified hereby shall remain in full force and effect and shall be fully enforceable to the extent set forth therein.
     IN WITNESS WHEREOF, the Company and the Consultant have executed this Amendment No. 1 as of the date set forth below.
GRAHAM CORPORATION

By:

	James R. Lines President and CEO	J. Ronald Hansen

	1/8/09	1/8/09

Date		Date

1